NEW BASTION DEVELOPMENT, INC. ANNOUNCES MANAGEMENT TEAM FOR NEW SUBSIDIARY

Royal Palm Beach, FL. February 15, 2011 – New Bastion Development, Inc. (“New Bastion”), (Other OTC: NWBA.PK), announced today  it has completed assembling its management team to execute the business plan and objectives for NB Regeneration, its wholly-owned subsidiary designed to pursue business opportunities relative to the production of nitrogen fertilizers used in the global agricultural market.

Michael Sydow has entered in to a long-term employment agreement,  as its Chief Executive Officer.  Mr. Sydow is a practicing attorney, and graduate of University of Texas School of Law, specializing in finance mergers and acquisitions, energy and commodities, and complex litigation.  He has structured financing and acquisitions for clients in a number of industries, including transportation, communications, health care, energy and entertainment.  He has been lead counsel in cases and international arbitrations, arising from maritime disasters, ship collisions, hazardous material spills, airline disasters, toxic materials, commodities trading, intellectual property, oil and gas and international trading disputes.  He is also experienced in construction law, government contracts, and utilities regulation.

Frank Proto will operate as Chief Financial Officer.  Mr. Proto has been with New Bastion virtually since its start up phase, but prior to that he spent the majority of his career with Borden, Inc. Columbus, Ohio.  He served as Chief Financial Officer of Borden Chemical and Plastics Limited Partnership, a Petrochemical entity in Baton Rouge, LA, with annual revenues in excess of $670 million.

Marshall D. Owens, Jr. , has signed on as a consultant to the project.  Mr. Owens. a chemical Engineer-with more than 40 years experience in all aspects of the field with more than 20 years of service for Borden Chemical in such capacities as Senior Vice President of Operations responsible for the operation of their three chemical facilities in Geismer, LA, Addis, LA, Illiopolis, Ill, and Engineering Manager.  Ne received his Bachelor of Chemical Engineering at University of Virginia, and his M.B.A. at Old Dominion.

Mr. Elliot Bellen, CEO of New Bastion Development, Inc. stated, “We are extremely excited to have assembled this team.”  Mr. Bellen continued by saying, “These three team members have the experience and qualifications to make this venture successful.

About New Bastion Development, Inc.

New Bastion (www.newbastiondevelopment.com) is a development stage company that has been involved in real estate and real estate development in Northwest Florida for the past 3 years based upon expectations that the opening of the new airport would attract visitors and potential new residents from all parts of the U.S, Canada and Europe as well as new commercial development and investment.  The recent oil spill in the Gulf of Mexico, has had an adverse affected on real estate and real estate opportunities in Northwest Florida, and the company is currently examining its real estate options.  Additionally, It has formed NB Regeneration, a wholly-owned subsidiary to pursue business opportunities relative to the production of nitrogen fertilizers used in the global agricultural market.

Forward-Looking Statements:

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made on behalf of the Company and its subsidiaries. All such forward-looking statements are, by necessity, only estimates of future results and actual results achieved by the Company may differ materially from these statements due to any number of factors. Any forward-looking statements speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. The Company assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. Potential investors should independently investigate and fully understand all risks before making investment decisions.

Contact:  Elliot Bellen (866) 541-0625